Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 19, 2010, relating to the financial statements, which appears in this Annual Report on Form 10-K for the year ended February 28, 2010.

Friedman, Cohen, Taubman & Company LLC.
Plantation, Florida
May 24, 2010